SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2005

VIA NET.WORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29391	84-1412512
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

H. Walaardt Sacrestraat 401-403, 1117 BM Schiphol, Amsterdam, The Netherlands
(Address of principal executive offices)

Registrant’s telephone number, including area code:    +31 20 502 0000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 25, 2005, our Board of Directors appointed Raymond Walsh as Chief Executive Officer of the Company, replacing Rhett Williams.  Mr. Williams stepped down as both Chief Executive Officer and a Director of the Company on January 25, 2005.  The Company issued a related press release on January 28, 2005, which is attached hereto as Exhibit 99.1.

Mr. Walsh has served as our Senior Vice President, Technology and Operations since June 2002.  Mr. Walsh has over 16 years of experience in international telecommunications and IT companies and has acted in senior management and operations roles.  Prior to joining VIA, Mr. Walsh served as Senior Vice President of Operations and CIO at KPNQwest from February 1999 to June 2002.  Mr. Walsh is 39 years old.

There is no pre-existing arrangement or understanding which required Mr. Walsh to be selected as Chief Executive Officer, and there are no family relationships between or among Mr. Walsh and members of his family and any other director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release dated January 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIA NET.WORKS, INC.
(Registrant)

/s/ Matt S. Nydell
Matt S. Nydell
Senior Vice President, General Counsel & Secretary

Date: January 31, 2005

Exhibit Index

99.1                           Press Release dated January 28, 2005.